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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  May 17, 1994
                                                            ------------


                               W. R. GRACE & CO.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    New York                          1-3720                    13-3461988
- - ----------------                ----------------            -------------------
(State or other                 (Commission File              (IRS Employer
 jurisdiction of                      Number)               Identification No.)
 incorporation)




              One Town Center Road, Boca Raton, Florida 33486-1010
           -----------------------------------------------------------
           (Address of principal executive offices)         (Zip Code)



        Registrant's telephone number, including area code: 407/362-2000

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Item 5.   OTHER EVENTS.


          Reference is made to the Annual Report on Form 10-K of W. R. Grace & Co. ("Company") for the fiscal year ended December 31, 1993 and to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 for information concerning asbestos-related litigation and claims to which the Company and/or its subsidiaries (collectively, "Grace") are parties and Grace's disputes with certain of its insurance carriers regarding coverage with respect to such litigation and claims.
          On May 17, 1994, the Company announced that the United States Court of Appeals for the Second Circuit had issued a decision on May 16, 1994 adopting a "trigger" for asbestos property damage insurance coverage based on the date of installation of asbestos-containing materials. The announcement stated that the May 16 Court of Appeals decision relates to a lower court ruling that Grace's insurance carriers' obligation to defend and indemnify Grace for damages and litigation costs is based on a "discovery of damage" trigger. In September 1993, the Court of Appeals reversed the lower court's ruling and instead adopted a trigger based on the date of installation of asbestos-containing materials. This had the effect of reducing the amount of insurance coverage available to Grace with respect to asbestos property damage litigation and claims. Grace recorded a non-cash charge of $475 million ($300 million after taxes) in the 1993 third quarter to reflect this reduction, but reversed $316 million ($200 million after taxes) of the charge in the 1993 fourth quarter, after the Court of Appeals withdrew the September 1993 decision and agreed to rehear the case.

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          In its announcement, the Company stated that the May 16 decision confirms the September 1993 decision and would consequently have a similar effect on Grace's available insurance coverage. As a result, the Company plans to re-establish the $316 million ($200 million after-tax) non-cash charge in the 1994 second quarter, as part of its continuing review of its exposure with respect to asbestos-related litigation and claims. In addition, in its an-nouncement the Company stated that it believes the decision is contrary to the weight of authority nationally and that it plans to seek further judicial review of the decision.
                                       -3-

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                               W. R. GRACE & CO.
                                        -----------------------------
                                                (Registrant)



                                        By           s/Brian J. Smith
                                           ------------------------------------
                                                    Brian J. Smith
                                               Executive Vice President
                                              and Chief Financial Officer

Dated: June 14, 1994

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